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                                                                     Exhibit 8.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                        March 22, 2002

American Express Receivables Financing Corporation
40 Wall Street
Mail Stop 10-19-06
New York, New York 10005

American Express Centurion Bank
6985 Union Park Center
Midvale, Utah 84047

Re: American Express Master Trust, Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion Bank") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Accounts Receivable Trust Certificates (the "Certificates") representing an undivided interest in the American Express Master Trust (the "Trust"). The Certificates are to be issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1998 among RFC, Centurion Bank, American Express Travel Related Services Company, Inc., as servicer and The Bank of New York, as trustee, as amended by the First Amendment to the Amended and Restated Master Pooling and Servicing Agreement, dated as of October 1, 2001.

         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary-Tax Status," "Federal Income Tax Consequences" and "-State and Local Taxation," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects and we hereby confirm and adopt the opinions set forth under such headings.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,



                                        Orrick, Herrington & Sutcliffe LLP